UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2008

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2008, USEC Inc.’s ("USEC" or the "Company") wholly owned subsidiary, United States Enrichment Corporation, exercised its exclusive option to renew the lease agreement dated as of July 1, 1993 between the United States Department of Energy ("DOE") and United States Enrichment Corporation (the "Lease"), with respect to the Paducah gaseous diffusion plant located in Paducah, Kentucky and Portsmouth gaseous diffusion plant located in Piketon, Ohio, which are owned by the U.S. government. USEC elected to renew the Lease until June 30, 2016. Under the terms of the Lease, the renewal option must be exercised at least two years prior to the expiration of the current lease term (which was scheduled to expire on June 30, 2010) and the Lease may be renewed for successive periods of between one and six years in length. Notwithstanding the renewal of the Lease until 2016, USEC retains the right under the Lease to terminate the Lease for convenience at any time upon two years notice to DOE.

The Company, or its subsidiaries, is also a party to a number of other agreements or arrangements with the U.S. government, as described in the Company’s annual report on Form 10-K/A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

June 24, 2008	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)